Exhibit 10.7
LAND SUBLEASE AGREEMENT
     This AGREEMENT (hereinafter this “Lease”), made as of the 1st day of May, 2007, by and between Signet Maritime Corporation, a Delaware corporation (“LESSOR”), at 1500 Main Street, TX 78632 USA, Telephone (361) 776-7500 and Orion Construction L.P. (“LESSEE”) 12550 Fuqua St., Houston Texas, 77034 Telephone (713) 852-6500.
RECITALS
     A. Lessor is the current lessor of certain property located at 1500 Main Street on Farm Road 1069 in Ingleside, San Patricio County, State of Texas, described on Exhibit “A” attached hereto and referred to herein as the “Leased Premises”.
     B. Lessee desires to establish on Leased Premises facilities to support Lessee’s marine construction business.
     C. Lessor has agreed to lease the Leased Premises to Lessee, and Lessee has agreed to lease the Leased Premises from Lessor, pursuant to the terms and conditions set forth hereafter.
     NOW, THEREFORE, for and in consideration of the mutual covenants and promises contained herein, the parties agree as follows:
     1. Lease. Subject to the terms and conditions hereof, Lessor leases to Lessee and Lessee rents from Lessor the Leased Premises for the Term hereof. Lessor covenants with Lessee that the Lessor is the lessee from the owner vested with the title to the Leased Premises and has full right and lawful authority to sublease the Leased Premises to Lessee. Lessor represents and warrants that: i) Lessee’s use of the Leased Premises will not violate any recorded use restrictions or encroach upon any existing property rights; and ii) Lessor has secured all consents to the lease to Lessee of the Leased Premises, if any, required from third parties (including, for example, required consents from mortgage holders or Lessor’s business partners). This Lease shall encompass only the surface estate and shall expressly exclude any and all rights to the minerals or water rights underneath the surface estate.
     2. Term. Subject to the provisions of paragraph 1 above, the start of this Lease shall commence on a date mutually agreed by both parties not later than May 1, 2007 (“Commencement Date”) and will be confirmed in writing by a letter from Lessee to Lessor. The initial period of this lease shall be for twenty-four (24) months from the

Commencement Date. The Lessee may extend this lease for up to two (2) one year extension periods after the initial period subject to agreement by Lessor and Lessee to the rent and other terms and conditions to apply during such extension periods. Lessee must give Lessor written notice of Lessee’s desire to so extend the lease by giving the Lessor sixty (60) days written notice prior to the expiration of the initial period and the first extension period if applicable. The initial period and any extension periods are referred to herein collectively as the “Term” of this Lease. This Lease will terminate without further notice to Lessee when the Term, as it may be extended, expires, and any holding over by the Lessee after the Term will not constitute a renewal of the Lease or grant to Lessee any rights under the Lease or to the Leased Premises. If the Lessee holds over and continues in possession of the Leased Premises after the Term, as it may be extended, Lessee will be considered to be occupying the leased Premises at will, subject to all of the terms of this Lease.
3. Rent.
          A. Tangible Compensation: Rent for the Leased Premises is established as Six Thousand Dollars ($6,000) per month, paid on a monthly basis in arrears not later than the fifth (5th) day after the end of the month in question. Total anticipated rent from this Lease is $144,000 for the two year initial period of the lease. Rent shall be increased by the amount of any increases in taxes, insurance, or other costs incurred by Lessor in connection with the Leased Premises during the Term hereof. Said increase shall be on a pro-rata basis of the Leased Premises to the total Lessor’s property, unless tax, insurance or other cost increase is solely due to improvements made by the Lessor. Lessor shall furnish Lessee verification of any such tax, insurance or other cost increases through current and previous statements and other documentation.
          B. Intangible Compensation: In addition to cash rent the Lessee will provide the following intangible benefits to the Lessor.
               1. The Lessor’s core business being marine vessel towing, the Lessee will give the Lessor a first right of refusal to perform the Lessee’s towing needs provided the Lessor can perform such work at a rate equal to or less than the market rate in effect for the area and service in question and that the Lessor can meet the towing schedule required by the Lessee. The Lessor would maintain insurance coverage for towing services reasonably acceptable to Lessee’s insurance company’s requirements. This is commonly known as the right-of-first-refusal.
               2. The Lessee’s core business being marine construction, the Lessor will give the Lessee a first right of refusal to perform marine construction for the Lessor on the same basis as in (1) above. Furthermore, the Lessee will assist the Lessor in procuring design services and construction materials and will give preferential pricing to the Lessor for marine construction at the Lessor’s facilities adjacent to the Leased Premises.
          B. Potential Compensation: Due to the adjacent residential property, the Lessee may be required to install a “privacy” fence along part of the south side of the Leased Premises. Said fence will be installed only if directed by the City of Ingleside

Zoning and Planning Commission due to complaints by the adjacent property owner(s). Said fence will be either 6’ chain link with opaque slats or 6’ solid wood. Length of fence not to exceed 500 feet. Lessee will leave fence on leased property at termination of the lease.
     4. Condition and Use of Leased Premises. The Leased Premises are leased to Lessee strictly on an AS IS, WHERE IS WITH ALL FAULTS basis. Lessor makes no representations or warranties as to condition, suitability, or freedom from defects, obstructions, or hazards of the Leased Premises or any waterways, docks, anchorages, or slips adjacent thereto. Lessee acknowledges that it has made a full inspection of the Leased Premises and such other property and has accepted the Leased Premises and such other property in their current condition. Lessee may use the Leased Premises only for support and storage of material, assembly and fabrication of materials and other work associated with the Lessee’s business of marine construction. Lessee shall be responsible for obtaining all permits required to utilize the Leased Premises as intended.
     5. Access; Interference.
Lessor shall provide Lessee with access to the Leased Premises on a 24 hour a day, seven (7) days per week basis, for individuals, vehicles, and construction materials and equipment, as may be reasonably required by Lessee for the purpose of executing the Lessee’s business and which shall not cause damage or deterioration to the Leased Premises, such access to be from the existing entrance on the Lease Premises from Highway 1069. No expansion of such entrance shall be allowed without prior written consent of Lessor. The Lessee shall have his own entrance gate at said entrance controlled solely by the Lessee.
     6. Utilities. The Lessee may use existing utility connections and services on the Lease Premises. Lessee shall pay for connection fees and use fees for all electricity, telephone service, water, sewer, waste removal and all other such utilities or services used or consumed by Lessee on the Leased Premises.
     7. Taxes. Lessor shall pay all real and personal property taxes assessed, levied or to become a lien on the Leased Premises. Lessee shall reimburse Lessor on demand for any such taxes levied or assessed with respect to any improvements the Lessee makes to the Leased Premises or Lessee’s activities thereon.
     8. Maintenance and Repair. Lessee shall be responsible for maintaining the Leased Premises in good condition throughout the term of this lease. Lessee shall use reasonable care and diligence to keep and maintain the Leased Premises orderly and free from waste, and shall deliver the same to Lessor in the same condition that existed on the Commencement Date, reasonable wear and tear and damage by the elements excepted.

     9. Alterations and Improvements. Lessee shall be entitled to undertake alterations, additions and improvements to the Lease Premises during the term of this Lease, subject to Lessor’s prior written approval and to the terms and provisions contained in this Lease. Except as may otherwise be provided for herein, all improvements of any kind constructed or placed by Lessee on the Leased Premises shall be the property of Lessee unless Lessee shall be in default under this Lease, and shall be removed by Lessee on the expiration of the Lease, at the Lessee’s sole expense unless said alterations and improvements are accepted by the Lessor.
     Lessee shall keep the Leased Premises free and clear of any and all construction, mechanics’, materialsmen’s and other liens for or arising out of or in connection with work and labor done, services performed or materials used or furnished for or in connection with any work or construction by, for, or permitted by Lessee on the Leased Premises. Lessee shall at all times promptly and fully pay or discharge any and all such claims on which any such liens may be based, and Lessee shall also indemnify Lessor and the Leased Premises against all such liens and suits or other proceedings relating thereto. Lessee shall have the right to contest in good faith and with adequate reserves the correctness or validity of any of the aforementioned liens, so long as Lessor’s interest in the Leased Premises and this Lease is not jeopardized. If Lessee fails to timely take either such action, then Lessor may pay the lien claim, and any amounts so paid, including expenses and interest, shall be paid by lessee to Lessor within (10) days after Lessor has invoiced Lessee therefor.
     10. Insurance and Indemnity.
     A. Release and Indemnity Obligations. (I) ALL PROPERTY KEPT, STORED OR MAINTAINED IN OR ON THE LEASED PREMISES BY LESSEE SHALL BE SO KEPT, STORED OR MAINTAINED AT THE RISK OF THE LESSEE ONLY.
     (ii) LESSEE SHALL RELEASE, PROTECT, DEFEND, INDEMNIFY AND HOLD HARMLESS THE LESSOR GROUP AND OR ANY THIRD PARTY WHOM LESSOR IS CONTRACTUALLY OBLIGATED TO INDEMNIFY FOR SUCH MATTERS, AND THEIR RESPECTIVE INSURERS AND SUBROGEES FROM AND AGAINST ANY CLAIMS AND OTHER LOSSES ON ACCOUNT OF OR FOR ILLNESS, INJURY, OR DEATH TO THE EMPLOYEES AND OTHER PERSONNEL OF THE LESSEE GROUP OR ITS CONTRACTORS AND SUBCONTRACTORS OF ANY TIER, OR FOR LOSS, DAMAGE, OR LOSS OF USE OF PROPERTY OF THE LESSEE GROUP OR ITS CONTRACTORS OR SUBCONTRACTORS OF ANY TIER, OR FOR POLLUTION OR CONTAMINATION (INCLUDING CLEANUP COSTS, COSTS OF REMOVAL, REMEDIATION, PROPERTY DAMAGE, AND FINES AND PENALTIES) EMANATING FROM LESSEE’S EQUIPMENT, VESSELS, OR OTHER PROPERTY OR RESULTING FROM LESSEE’S OPERATIONS OR USE OF THE LEASED PREMISES.

     (iii) LESSOR SHALL RELEASE, PROTECT, DEFEND, INDEMNIFY AND HOLD HARMLESS THE LESSEE GROUP AND THEIR INSURERS AND SUBROGEES FROM AND AGAINST ANY CLAIMS OR OTHER LOSSES, ON ACCOUNT OF OR FOR ILLNESS, INJURY, OR DEATH TO EMPLOYEES AND OTHER PERSONNEL OF THE LESSOR GROUP OR FOR LOSS, DAMAGE, OR LOSS OF USE OF PROPERTY OF THE LESSEE GROUP OTHER THAN THE LEASED PREMISES.
     (iv) THE PARTIES HERETO SHALL RELEASE, PROTECT, DEFEND, INDEMNIFY AND HOLD HARMLESS THE OTHER PARTY AND ITS GROUP, AND THEIR INSURERS AND SUBROGEES FROM AND AGAINST ANY CLAIMS OR OTHER LOSSES, ON ACCOUNT OF OR FOR ILLNESS, INJURY, OR DEATH TO EMPLOYEES AND OTHER PERSONNEL OR FOR LOSS, DAMAGE, OR LOSS OF USE OF PROPERTY OF ANY ENTITIES NOT INCLUDED WITHIN SUBSECTIONS (III) OR (IV) ABOVE, TO THE EXTENT IN EACH CASE (I.E., IN THE SAME DEGREE) THAT SUCH PERSONAL INJURY OR DEATH OR LOSS, DAMAGE, OR LOSS OF USE OF PROPERTY IS CAUSED BY THE NEGLIGENCE OR OTHER LEGAL FAULT OF THE INDEMNIFYING PARTY OR ITS GROUP.
     (v) THE RELEASE AND INDEMNITY PROVISIONS SET FORTH IN THIS LEASE SHALL APPLY TO ALL CLAIMS AND OTHER LOSSES WHICH ARISE DIRECTLY OR INDIRECTLY OUT OF OR INCIDENT TO OR CONNECTED WITH THIS LEASE OR BREACH OF ANY TERMS OR CONDITIONS OF THIS LEASE. EXCEPT AS EXPRESSLY PROVIDED HEREIN TO BE TO THE EXTENT OF THE NEGLIGENCE OR OTHER FAULT OR STRICT LIABILITY OF A PARTY, SUCH RELEASE AND INDEMNITY PROVISIONS SHALL APPLY REGARDLESS OF WHETHER CAUSED OR CONTRIBUTED TO BY NEGLIGENCE OR OTHER FAULT (INCLUDING SOLE, JOINT, CONCURRENT OR GROSS NEGLIGENCE) ANY OF THE PARTIES SO RELEASED OR INDEMNIFIED OR THEIR CONTRACTORS OR SUBCONTRACTORS OF ANY TIER OR ANY OTHER THEORY OF LEGAL LIABILITY, INCLUDING STRICT LIABILITY, DEFECT IN PREMISES, MATERIALS, OR EQUIPMENT, OR THE UNSEAWORTHINESS OR OTHER FAULT OF ANY VESSEL, OR ANY OTHER ANTICIPATED OR UNANTICIPATED EVENT OR CONDITION, AND REGARDLESS OF WHETHER PRE-EXISTING THE EXECUTION OF THIS LEASE. THE PARTIES RELEASED OR INDEMNIFIED HEREIN SHALL HAVE THE RIGHT TO PARTICIPATE IN THE DEFENSE OF ANY INDEMNIFIED CLAIMS AT THEIR OWN EXPENSE.
     (vi) THE RELEASES AND INDEMNITIES CONTAINED HEREIN SHALL BE SUPPORTED BY INSURANCE, BUT SHALL NOT BE LIMITED BY THE LIMITS THEREOF. IF IT IS JUDICIALLY DETERMINED THAT THE MONETARY LIMITS OR SCOPE OF COVERAGE OF THE INSURANCES REQUIRED UNDER

THIS LEASE OR OF THE RELEASE OR INDEMNITY PROVISIONS VOLUNTARILY ASSUMED UNDER THIS AGREEMENT EXCEED THE MAXIMUM MONETARY LIMITS OR SCOPE PERMITTED UNDER APPLICABLE LAW, IT IS AGREED THAT SAID INSURANCE REQUIREMENTS OR RELEASE OR INDEMNITY PROVISIONS SHALL AUTOMATICALLY BE AMENDED TO CONFORM TO THE MAXIMUM MONETARY LIMITS AND SCOPE PERMITTED UNDER SUCH LAW AND EITHER OF THE PARTIES HERETO MAY APPLY FOR REFORMATION OF THIS LEASE ACCORDINGLY.
     (vii) THE RELEASE AND INDEMNITY PROVISIONS SET FORTH IN THIS LEASE THAT APPLY TO AN EVENT OR CONDITION THAT OCCURS DURING THE TERM OF THIS LEASE SHALL SURVIVE AND NOT BE AFFECTED BY THE EXPIRATION OR TERMINATION OF THIS LEASE. THE PARTIES RELEASED OR INDEMNIFIED SHALL BE ENTITLED TO REASONABLE ATTORNEYS FEES AND COSTS INCURRED IN SUCCESSFULLY ASSERTING OR ENFORCING THE RELEASES AND INDEMNITY PROVISIONS SET FORTH IN THIS LEASE AGAINST THE INDEMNITOR.
     (viii) AS USED IN THIS LEASE, THE TERM “LESSOR GROUP” SHALL MEAN INDIVIDUALLY AND COLLECTIVELY LESSOR AND ITS PARENTS, SUBSIDIARIES, AFFILIATES, AND INTERRELATED COMPANIES, AND THEIR RESPECTIVE OFFICERS, DIRECTORS, AGENTS, EMPLOYEES, AND REPRESENTATIVES. AS USED IN THIS LEASE, THE TERM “LESSEE GROUP” SHALL MEAN INDIVIDUALLY AND COLLECTIVELY LESSEE AND ITS PARENTS, SUBSIDIARIES, AFFILIATES, AND INTERRELATED COMPANIES AND THEIR RESPECTIVE OFFICERS, DIRECTORS, AGENTS, EMPLOYEES, AND REPRESENTATIVES. AS USED IN THIS LEASE, THE TERMS “LOSSES” AND “CLAIMS” SHALL EACH MEAN ALL AND ANY LOSSES, COSTS, CLAIMS, DEMANDS, LIABILITIES, CAUSES OF ACTION, SUITS, PROCEEDINGS, JUDGMENTS, AWARDS OR DAMAGES, INCLUDING REASONABLE ATTORNEY’S FEES AND EXPENSES INCLUDING FEES OF EXPERT WITNESSES AND COSTS OF DEFENSE, FOR OR IN CONNECTION AN EVENT, CONDITION, OR RISK IN QUESTION.
     B. Lessee’s Insurance. Lessee shall, during the entire term of the Lease, keep in full force and effect (i) a policy of commercial general liability insurance for bodily injury and property damage with respect to the Leased Premises and the business operated by Lessee and/or any subcontractors or suppliers doing business on the Leased Premises, (ii) full form hull and machinery on American Institute Time Hull Clauses and protection and indemnity insurance on SP-23 form or equivalent covering any vessels owned or chartered, time or bareboat, by Lessee and docked at or operating at the Leased Premises, (iii) automobile liability coverage, and (iv) workers’ compensation and employer’s liability insurance including Longshoremen’s and Harbor Workers’

Compensation coverage, borrowed servant, and voluntary compensation coverage. Lessee shall cause Lessor and the owner of the Leased Premises to be named as additional named insureds on the Lessee’s commercial general liability policy, hull and machinery, protection and indemnity, and automobile liability policies. The commercial general liability, protection and indemnity, and automobile liability polices shall have limits of liability of not less than Ten Million Dollars ($10,000,000.00) per occurrence, single limit coverage, whether primary limits or in combination with excess or umbrella coverage. Such policies shall be further endorsed to provide that they are primary insurance as respects such additional named insureds, regardless of any excess or other insurance clauses therein. Such policies shall further include contractual liability insurance covering Lessee’s indemnity obligations hereunder and pollution coverage. All policies, including the workers’ compensation and employer’s liability policies shall include a full waiver of subrogation in favor of such named additional assureds and provide that such named additional assureds shall not be liable for premiums. All deductibles and self insured retentions shall be in amounts satisfactory to Lessor and shall be for the sole account of Lessee. All such policies shall be occurrence as opposed to claims made policies and shall not contain annual or other aggregates. The insurers on all such policies shall be rated A or better by A.M. Best & Co. Lessee shall furnish Lessor prior to the Commencement Date with a certificate or certificates of insurance or other acceptable evidence that such insurance is in force at all times during the tenancy of this Lease. Lessee shall be given thirty (30) (or ten (10) days if cancellation is for non - payment of premiums) days prior written notice of any cancellation, nonrenewal, or material modifications of such policies.
     (c) The insurance requirements of this Lease are separate and independent covenants and it is the express intention of the parties that insurance available to either party shall not be primary to nor need be exhausted before the parties are required to honor their Release and Indemnity obligations under this Lease.
     12. Eminent Domain.
     A. Total Condemnation. If the whole of the Leased Premises shall be taken by any public authority under the power of eminent domain, then the term of this Lease shall cease as of the day possession shall be taken by such public authority, with a proportionate refund by Lessor up to that day of such rent as may have been paid in advance.
     B. Partial Condemnation. In the event a portion of the Leased Premises is taken under the power of eminent domain and the remainder of the Leased Premises shall not be suitable for the use envisioned by the Lessee, or if the remainder of the property is not one undivided parcel, Lessee shall have the right to terminate this Lease as of the date of such taking by giving to Lessor written notice of such termination within fifteen (15) days after Lessee has been notified that the property has been so taken. In the event of such partial taking and Lessee does not so terminate this Lease, then the Lease shall continue in full force and effect as to the part not taken, and the Rent shall not be affected.
     C. Lessor’s and Lessee’s Damages. Notwithstanding anything hereinbefore contained to the contrary, the Lessor shall include separately the Lessee’s reasonable damages for the loss of use of the Leased Premises in any and all condemnation proceedings. All amounts awarded during the condemnation proceedings for the Lessee’s damages shall be paid to the Lessee upon receipt of payment by the Lessor.
     13. Bankruptcy. Neither this Lease nor any interest herein, nor any estate hereby created, shall pass to any trustee or receiver or assignee for the benefit of creditors of Lessee, or otherwise by operation of law, so as to jeopardize Lessor’s interest herein.
     14, Quiet Enjoyment. So long as Lessee keeps and performs all the of the covenants and conditions contained herein, Lessee shall have continued possession and use of the Leased Premises, free and clear of any claims against Lessor and all persons claiming under, by or through Lessor. The liability of Lessor to Lessee for any default by Lessor under the terms of this Lease shall be limited to Lessee’s actual direct, but not consequential, damages therefor and shall be recoverable only from the interest of Lessor in the Leased Premises, and Lessor shall not be personally liable for any deficiency. From time to time, Lessee shall furnish to any party designated by Lessor, within ten (10) days after Lessor has made a request therefor, a certificate signed by Lessee confirming and containing such factual certifications and representations as to this Lease as Lessor may reasonably request.
     15. Subletting and Assignment. Lessee shall not sublet the Leased Premises or assign or transfer this Lease or any interest herein, without Lessor’s prior written consent. Notwithstanding the foregoing, Lessee may assign this Lease without consent, provided Lessee remains primarily liable, to a wholly owned affiliate, or to a successor in connection with a merger, consolidation or sale of the business or assets or Lessee, in which event Lessee shall give Lessor prior written notice of the proposed merger, consolidation or sale. Lessor may transfer any portion of the Leased Premises and any of its rights under this Lease. If Lessor assigns its rights under this Lease, then Lessor shall thereby be released from any further obligations hereunder, provided that the assignee assumes Lessor’s obligations hereunder in writing. Lessee shall attorn to any party succeeding to Lessor’s interest in the Leased Premises, whether by purchase, foreclosure, deed in lieu of foreclosure, power of sale, termination of lease, or otherwise, upon such party’s request, and should execute such agreements confirming such attornment as such party may reasonably request.
     16. Default of Lessee. In the event of any failure of Lessee (i) to maintain in full force and effect any of the insurances required under Section 10(b) hereof or otherwise fail to perform any of the covenants and agreements contained in said Section 10(b), or (ii) to pay any amounts due hereunder within fifteen (15) days after the date when due, or (iii) to perform any other of the terms, conditions or covenants of this

Lease for more than thirty (30) days after written notice of such default shall have been received by Lessee, or if Lessee shall abandon the Leased Premises, or suffer this Lease to be taken under any writ of execution, then Lessor shall have the immediate right to pursue all rights and remedies it may have under law, including the right to terminate this Lease without prejudice to Lessor’s right to recover the unpaid rentals due for the remainder of the Term of this Lease, all without being obligated to release or otherwise take any steps to mitigate damages. In the event of any default by the Lessee under the terms of this Lease and Lessor instituting any court proceedings with respect to such default, Lessee shall be responsible for the payment of the Lessor’s reasonable attorney’s fees, expenses, and court costs with respect to such court proceedings if Lessor is the prevailing party.
     17. Waiver. The provisions of this Lease may be amended, modified, or waived only in writing signed by both parties. One or more waivers of any covenant or condition by Lessor shall not be construed as a waiver of a subsequent breach of the same covenant or condition, and the consent or approval by Lessor to or any act of Lessee requiring Lessor’s consent or approval shall not be deemed to waive or render unnecessary Lessor’s consent or approval to or of any subsequent similar act by Lessee.
     18. Notices. All notices, demands and requests required or permitted to be given under the provisions of this Lease shall be in writing and shall be deemed given (a) when personally delivered to the party to be given such notice or other communication, (b) on the business day that such notice or other communication is sent by facsimile or similar electronic device, fully prepaid, which facsimile or similar electronic communication shall promptly be confirmed by written notice, (c) on the third business day following the date of deposit in the United States mail if such notice or other communication is sent by United States mail and the postage thereon is fully prepaid, or (d) on the business day following the day such notice or other communication is sent by reputable overnight courier, to the following:
If to Lessor:	J. Barry Snyder Signet Maritime Corporation 1500 Main Street Ingleside, Texas 78362 Telephone (361) 776-7500

If to Lessee:	Robert Lewis, Vice-President Orion Construction L.P 12550 Fuqua St. Houston, Texas 77034 Telephone (713) 852-6500.

Or to such other address as the parties may designate in writing.
     19. Construction. Nothing contained herein shall be deemed or construed by the parties hereto, nor by any party, as creating the relationship of principal and agent or partnership or of joint venture between the parties hereto, it being understood and agreed that not any other provision contained herein, nor any acts of the parties hereto, shall be deemed to create any relationship between the parties hereto other than the relationship of Lessor and Lessee.
     20. Partial Invalidity. If any term, covenant or condition of this Lease or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of the Lease, or the application of such term, covenant or condition to persons or circumstances other than those as to which it is held invalid or unenforceable, shall be valid and be enforced to the fullest extent permitted by law.
     21. Successors. All rights and liabilities herein given to, or imposed upon, the respective parties shall extend to and bind the respective legal representatives, successors and assigns of the parties.
     22. Signage. Lessee shall be entitled to display signage on the Leased Premises as permitted by the applicable local laws or ordinances.
     23. Environmental Provisions.
     (i). Substance. The term “Hazardous Substances” used in this Lease shall mean any product, substance, chemical, material or waste whose presence, nature, quantity and/or intensity of existence, use, manufacture, disposal, transportation, spill, release or effect, either by itself or in combination with other materials expected to be on the Leased Premises, is potentially injurious to the public health, safety or welfare, the environment or the Leased Premises.
     (ii). Reportable Use. Lessee shall not engage in any activity in, on or about the Leased Premises which constitutes a Reportable Use (as Hereinafter defined) of Hazardous Substances without the express written consent of Lessor and compliance in a timely manner (at Lessee’s sole cost and expense) with all applicable laws. “Reportable Use” shall mean (i) the installation or use of any above or below ground storage tank, (ii) the generation, possession, storage of, transportation, or disposal of Hazardous Substance that requires a permit from, or with respect to which a report, notice, registration or business plan is required to be filed with any governmental authority. Notwithstanding the foregoing, Lessee shall be permitted, without Lessor’s prior consent, but in compliance with all applicable laws, to use any ordinary and customary materials reasonably required to be used by Lessee in the normal course of Lessee’s business on the Leased Premises, so long as such use is not a Reportable Use and does not expose the Leased Premises or neighboring properties to any meaningful risk of contamination or damage or expose Lessor to any liability therefor. In addition, Lessor may (but without any obligation to do so), condition its consent to the use or presence of any Hazardous Substance, activity or storage tank by Lessee upon Lessee giving Lessor such additional assurances as Lessor, in its reasonable discretion, deems necessary to protect itself, the public, the Leased Premises and the environment against damage, contamination or injury and/or liability therefrom or therefor, including but not limited to, the installation (and removal on or before Lease’s expiration or earlier termination) of reasonably necessary protective modifications to the Leased Premises (such as concrete encasements) and/or the deposit of security in an amount reasonably determined by Lessor to be held by Lessor under this Lease for assurance thereof.
     24. Governing Law. This Lease shall be construed in accordance with the laws of the State of Texas. Any disputes under or in connection with this Lease shall be heard solely in the state and federal courts sitting in San Patricio County or as close thereto as the same may be located.
     25. Entire Agreement. The headings of this Lease are used for convenience of reference only, and shall not be used in the interpretation or construction of this Lease. This Lease constitutes the entire agreement between Lessor and Lessee regarding the subject matter hereof and supersedes all oral or statements, representations, understanding, promises, and commitments, and agreements relating hereto, all of which are deemed to be merged herein and may not be relied upon by either party.
          IN WITNESS WHEREOF, Lessor and Lessee have executed this LAND SUBLEASE AGREEMENT on the day and year first above written.

Signed and Acknowledged:	LESSOR:

Signet Maritime Corporation

/s/ [ILLEGIBLE]	/s/ J. Barry Snyder

Witness	J. Barry Snyder
President

LESSEE:

Orion Construction, L.P

/s/ [ILLEGIBLE]	/s/ Robert W. Lewis

Witness	Robert W. Lewis
Vice President

EXHIBIT "A"
LEASED PROPERTY
4 ACRES
LEASED PROPERTY LIMITS
LEASED PROPERTY LIMITS
EXISTING FENCE
550' ±
550' ±
323' ±
50'
100'
FARM ROAD 1069
100' RIGHT-OF-WAY
JEWEL FULTON CANAL
REMAINDER OF LOT 10
PORTION OF TRACT 10
TRACT 2
TRACT 3
TRACT 4
TRACT 5
TRACT 6
TRACT 7
TRACT 8
TRACT 9
BLOCK A
FORMERLY SUBMERGED PORTION OF TRACT 5 STATE OF TEXAS LANDS
FORMERLY SUBMERGED PORTION OF TRACT 5, STATE OF TEXAS LANDS
WINDY HILL SUBDIVISION
VOLUME 7, PAGE 1 MAP RECORDS
Found 5/8" Steel Rod
Found 5/8" Steel Rod
Found 5/8" Steel Rod
Found Chiseled "X" In Concrete
Found Weld in Concrete Bulkhead
Found 4" Steel Pipe
Found Drill Hole in Concrete Bulkhead at 1143.74'
CONCRETE BULKHEAD
STEEL BULKHEAD
STEEL BULKHEAD
N 87° 30' 27" E 711.92'
N 87° 30' 27" E 919.40'
N 82° 06' 24" E
S58°34'56"E 320.97'
1441.26'
1909.19'
720.20'
N 50° 41' 10" E
S 87° 30' 27" W
10' X 20' PORTABLE BUILDING
24' X 60' PORTABLE BUILDING
24' X 60' PORTABLE BUILDING
24' X 60' PORTABLE BUILDING
ONE STORY BRICK AND FRAME HOUSE
ONE STORY FRAME BUILDING
TWO STORY METAL BUILDING
METAL BUILDING
WATER TANK
I HEREBY CERTIFY THAT THIS PLAT DEPICTS THE RESULTS OF A SURVEY MADE ON THE GROUND AND THAT THERE ARE NO VISIBLE MANMADE CONFLICTS, PROTRUSIONS OR ENCROACHMENTS.
Michael Haas
Registered Professional Land Surveyor
Texas No. 2015
Surveyed on the ground December 20, 2006.
4/9/07
BFT
NO. | DATE | REVISIONS | APPV'D
SURVEY OF TRACTS 2, 3, 4, 5, 6, 7, 8, 9 AND A PORTION OF TRACT 10, BLOCK "A", CARUTHERS COVE AT OLD INGLESIDE AND A FORMERLY SUBMERGED PORTION OF TRACT 5, STATE LANDS AS RECORDED IN VOLUME 522, PAGE 201 (DEED RECORDS, NUECES COUNTY, TEXAS)
HAAS SURVEYING
DRAWN BY:
SCALE: 1"=60 FT.